ELEVENTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

This Eleventh Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of May 8, 2017, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), Wells Fargo Bank, National Association together with the other financial institutions a party hereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders (the “Administrative Agent”).
PRELIMINARY STATEMENTS
A.The Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of September 17, 2010, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    JOINING LENDER.
1.1.    Upon the effectiveness of this Amendment, Bank United, N.A. (the “Joining Lender”) joins in as, assumes the duties and obligations of, is entitled to the rights and the benefits of, and becomes a Lender under the Credit Agreement and the Loan Documents. All references to Lender or Lenders contained in the Credit Agreement and Loan Documents are hereby deemed for all purposes to also refer to and include Joining Lender as a Lender, and Joining Lender hereby agrees to comply with all of the terms and conditions of the Credit Agreement and Loan Documents as if it was an original signatory thereto.
1.2.    Joining Lender (i) acknowledges that it has received a copy of the Credit Agreement and the schedules and exhibits thereto, together with copies of the most recent financial statements of Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Amendment; and (ii) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.
SECTION 2.    AMENDMENTS.
Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

2.1.    The following definitions in Section 5.1 of the Credit Agreement (Definitions) shall be amended and restated as follows:
“Commitment" means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 attached hereto and made a part hereof, as such Commitments may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.9 hereof). The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $480,000,000 commencing May 8, 2017 and thereafter (subject in each case to any reductions of the Commitments pursuant to Section 2.9 or any increases of the Commitments pursuant to Section 2.14).

“Eligible Finance Receivables” means and includes each Finance Receivable of the Borrower or any Restricted Subsidiary (excluding any Insurance Subsidiary) that:

(a)    is a loan originated in the United States of America payable in U.S. dollars and is the valid, binding and legally enforceable obligation of the debtor obligated thereon and such debtor is not (i) an Affiliate of the Borrower or of any Restricted Subsidiary, (ii) a shareholder, director, officer or employee of the Borrower or of any Restricted Subsidiary or of any Affiliate of the Borrower or any Restricted Subsidiary, (iii) the United States of America or any department, agency or instrumentality thereof unless the Borrower or such Restricted Subsidiary has complied with the Assignment of Claims Act to the satisfaction of the Administrative Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof, or (v) an assignor for the benefit of creditors;

(b)    is assignable and not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Collateral Agent (except that, until a Default or Event of Default has occurred and is continuing and thereafter until otherwise notified by the Collateral Agent pursuant to the Company Security Agreement or the Subsidiary Security Agreement, as appropriate, the same shall not be required to be delivered to the Collateral Agent if a legend shall have been placed thereon in accordance with the Company Security Agreement or the Subsidiary Security Agreement, as appropriate);

(c)    is subject to a perfected, first priority Lien pursuant to the Company Security Agreement or the Subsidiary Security Agreement, as appropriate, in favor of the Collateral Agent for the benefit of the Lenders, and is free and clear of any other Lien other than Liens permitted under Sections 8.11(e), 8.11(g) and Section 8.11(i) of this Agreement which are each subordinate to the Liens in favor of the Administrative Agent;

(d)    is net of any credit or allowance given by the Borrower or such Restricted Subsidiary to such account debtor;

(e)    is not subject to any offset, counterclaim or other defense with respect thereto;

(f)    is not owed by an account debtor who is obligated on accounts owed to the Borrower or such Restricted Subsidiary any portion of which is unpaid 60 days or more after the contractual due date (which must be issued in accordance with the Borrower’s or such Restricted Subsidiary’s business practices in effect as of the date hereof) unless the Administrative Agent has approved the continued eligibility thereof;

(g)    is subject to loan and security documentation which complies in all respects with all applicable federal, state and local laws, rules and regulations;

(h)    is not serviced by a Person other than the Borrower or a Restricted Subsidiary without prior written consent of Administrative Agent;

(i)    is not purchased by the Borrower or a Restricted Subsidiary in a bulk purchase with a cash purchase price greater than $25,000,000 without prior written consent of Adminstrative Agent; and

(h)    in addition to the above requirements contained in this definition, is otherwise acceptable to the Administrative Agent in its Permitted Discretion for inclusion in the determination of the Borrowing Base.

“Termination Date” means June 15, 2019, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.

2.2.    Section 8.10 of the Credit Agreement (Limitations on Indebtedness) shall be amended and restated as follows:
Section 8.10    Limitations on Indebtedness. The Borrower will not at any time permit the aggregate unpaid principal amount of Total Debt, on a consolidated basis, to exceed 200% of Consolidated Adjusted Net Worth.
2.3.    Section 8.21 of the Credit Agreement (Restricted (Dividend) Payments) shall be amended and restated as follows:
Section 8.21    Restricted (Dividend) Payments. The Borrower shall not, nor shall it permit any Subsidiary to, declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends payable solely in additional capital stock issued by the Borrower) or purchase any class or series of its capital stock or other equity; provided, however, that the foregoing shall not operate to prevent (a) the making of dividends or distributions by any Subsidiary to the Borrower or to any other Subsidiary, (b) other dividends and distributions made with the prior written consent of the Required Lenders, (c) the Borrower making purchases of any class or series of its capital stock or other equity so long as (i) no Event of Default shall have occurred and be continuing, (ii) immediately following such purchase Excess Availability is equal to or greater than 15% and (iii) the aggregate amount of such purchases do not exceed 50% of Consolidated Adjusted Net Income in any fiscal year commencing with the fiscal year ending March 31, 2017, and (d) the Borrower making other purchases of any class or series of its capital stock or other equity with the prior written consent of the Required Lenders.
2.4.    The following new Section 8.25 (Bulk Purchases) is added to the Credit Agreement:
Section 8.25    Bulk Purchases. The Borrower will not purchase Finance Receivables for a cash purchase price exceeding $50,000,000 without prior written consent of the Required Lenders.
2.5.    Schedule 1.1 of the Credit Agreement (Commitments) shall be amended and restated in its entirety to read as set forth on Schedule 1.1 attached hereto and made a part hereof.
SECTION 3.    CONDITIONS PRECEDENT.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which the following conditions precedent have been satisfied being referred to herein as the “Effective Date”):

3.1.    The Borrower and the Lenders, shall have executed and delivered this Amendment to the Administrative Agent.
3.2.    The Borrower shall have executed and delivered to the Administrative Agent (for delivery to the Lenders) Notes in the amount of the respective Commitments of the Lenders after giving effect to this Amendment.
3.3.    The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Administrative Agent their consent to this Amendment in the form set forth below.
3.4.    The Borrower shall have paid to Administrative Agent the non-refundable fee in the amount and for the account of the Lenders as set forth on Schedule A attached hereto, which fees shall be fully earned by such Lenders upon the effectiveness of this Amendment.
3.5.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
SECTION 4.    REPRESENTATIONS.
In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent, the Collateral Agent, and the Lenders that as of the date hereof, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Restricted Subsidiaries are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.
SECTION 5.    MISCELLANEOUS.
5.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
5.2.    The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations under the Credit Agreement as amended hereby, which are entitled to all of the benefits and privileges set forth therein. Without limiting the foregoing, the Borrower acknowledges that the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Company Security

Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended hereby.
5.3.    The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Administrative Agent.
5.4.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of a Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws).
[SIGNATURE PAGE TO FOLLOW]

This Amendment is entered into as of the date and year first above written.

WORLD ACCEPTANCE CORPORATION

By	________________________________

Accepted and agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent and Collateral Agent

By	________________________________
William M. Laird, Senior Vice President

[Signature Page to Eleventh Amendment to Amended and Restated Revolving Credit Agreement]

116549.01049/105655956v.4

BANK OF AMERICA, N.A.

By
Name
Title

BANK OF MONTREAL By _______________________________ Name Title

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By
Name Stephanie Bowman
Title Senior Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By
Name Title
BANK UNITED, N.A.

By __________________________________
Name
Title

ACKNOWLEDGMENT AND CONSENT
Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Collateral Agent, the Administrative Agent, and the Lenders the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement. Each of the undersigned hereby acknowledges and consents to the Eleventh Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment.
Dated as of May 8, 2017.
[SIGNATURE PAGE TO ACKNOWLEDGMENT AND CONSENT TO FOLLOW]

Each of the undersigned acknowledges that the Collateral Agent, the Administrative Agent, and the Lenders are relying on the foregoing in entering into the Eleventh Amendment to Amended and Restated Revolving Credit Agreement set forth above.

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
WORLD FINANCE CORPORATION OF GEORGIA WORLD FINANCE CORPORATION OF LOUISIANA
World Acceptance Corporation of Oklahoma, Inc.
World Finance Company of South Carolina, LLC
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Company of Kentucky LLC
World Finance Corporation of Colorado
World Finance Corporation of Wisconsin
WFC Services, Inc.
World Finance Corporation of Texas
WORLD FINANCE COMPANY OF INDIANA, LLC WORLD FINANCE COMPANY OF MISSISSIPPI, LLC WORLD FINANCE COMPANY OF IDAHO, LLC

By
Name
Title
WFC Limited Partnership

By WFC of South Carolina, Inc.,
as sole general partner
By
Name Title

Schedule 1.1

Commitments

Name of Lender	Commitments	Commitment Percentage
Wells Fargo Bank, National Association	$140,000,000	29.17%
Bank of Montreal	$105,000,000	21.88%
Bank of America, N.A.	$130,000,000	27.08%
Texas Capital Bank, National Association	$25,000,000	5.21%
First Tennessee Bank National Association	$30,000,000	6.25%
Bank United, N.A.	$50,000,000	10.42%
Total	$480,000,000